EXHIBIT 23.2

Monte C. Waldman, CPA

4701 N Federal Hwy, Office # 3 1 2

Pompano Beach , FL 33064

Ph. (305) - 514 - 0326

montewaldcpa@gmail.com

Registered Public Company Accountant's Consent Letter

To the Board of Directors and Stockholders'

Apex Resources Inc.

Reno, Nevada

I, Monte C. Waldman, CPA, hereby consent to using my opinion report sold on behalf of filing the referenced company's S-1 document with the SEC for the period then ended as of June 30, 2015.

Respectfully yours,

/s/ Monte C. Waldman, CPA

June 30, 2016